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PART IV (Continued)
AMERICAN GENERAL CORPORATION

EXHIBIT 12 - COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

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
For the Years Ended December 31,
In millions, except ratios                                             1995           1994           1993
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
Consolidated operations:
  Income before income tax expense, net dividends on preferred
     securities, and cumulative effect of accounting changes         $    850       $    802       $    602
  Fixed charges deducted from income
     Interest expense                                                     671            526            488
     Implicit interest in rents                                            18             16             15
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       Total fixed charges deducted from income                           689            542            503
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          Earnings available for fixed charges                       $  1,539       $  1,344       $  1,105
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  Fixed charges per above                                            $    689       $    542       $    503
  Capitalized interest                                                     17             18             15
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       Total fixed charges                                                706            560            518
       Dividends on preferred securities                                   30              -              -
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          Total fixed charges and dividends on preferred
             securities                                              $    736       $    560       $    518
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             Ratio of earnings to fixed charges                           2.2            2.4            2.1
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             Ratio of earnings to combined fixed charges and
               preferred stock dividends                                  2.1            2.4            2.1
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Consolidated operations, corporate fixed charges and preferred stock dividends only:
     Income before income tax expense, net dividends on preferred
      securities, and cumulative effect of accounting changes        $    850       $    802       $    602
     Corporate fixed charges deducted from income - corporate
       interest expense                                                   165            120*           126*
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          Earnings available for fixed charges                       $  1,015       $    922       $    728
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     Total corporate fixed charges per above                         $    165       $    120       $    126
     Capitalized interest related to real estate operations                16             18             15
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       Total fixed charges                                                181            138            141
       Dividends on preferred securities                                   30              -              -
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          Total fixed charges and dividends on preferred
             securities                                              $    211       $    138       $    141
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             Ratio of earnings to corporate fixed charges                 5.6            6.7*           5.2*
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             Ratio of earnings to combined corporate fixed charges
               and preferred stock dividends                              4.8            6.7            5.2
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American General Finance, Inc.:
  Income before income tax expense and cumulative effect of
     accounting changes                                              $    116       $    392       $    337
  Fixed charges deducted from income
     Interest expense                                                     518            416            380
     Implicit interest in rents                                            13             11             10
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       Total fixed charges deducted from income                           531            427            390
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          Earnings available for fixed charges                       $    647       $    819       $    727
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             Ratio of earnings to fixed charges                           1.2            1.9            1.9
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* To conform with the 1995 presentation, amount has been restated.